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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box./X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box./ /


Securities Act registration statement file number to which this form relates:

                                   333-63082
                                (If applicable)



       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
 0.50% EXCHANGEABLE INDEX-LINKED NOTES                AMERICAN STOCK EXCHANGE
               DUE 2007
(LINKED TO COMMON STOCK OF CAPITAL ONE
        FINANCIAL CORPORATION)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in (i) the section captioned "Description of Debt Securities We May Offer" beginning on page 8 of the registrant's Prospectus, dated June 25, 2001, (ii) the section captioned "Description of Notes We May Offer" beginning on page S-3 of the Prospectus Supplement, dated June 25, 2001, to the registrant's Prospectus, dated June 25, 2001, and (iii) the section "Specific Terms of Your Note" beginning on page S-6 of the Prospectus Supplement No. 187, dated July 18, 2001, to the registrant's Prospectus, dated June 25, 2001, and Prospectus Supplement, dated June 25, 2001, is incorporated herein by reference.

ITEM 2. EXHIBITS.

         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s 0.50% Exchangeable Index-Linked Note due 2007 (Linked to Common Stock of Capital One Financial Corporation).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: July 25, 2001                THE GOLDMAN SACHS GROUP, INC.


                                   By:    /s/  Elizabeth E. Beshel
                                       -----------------------------------------
                                        Name:  Elizabeth E. Beshel
                                        Title: Assistant Treasurer